Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     On October 1, 2008, Nuance Communications, Inc. (“Nuance” or “the Company”) acquired SNAPin Software, Inc. (“SNAPin”), pursuant to an Agreement and Plan of Merger dated as of August 13, 2008 by and among Nuance, Speakeasy Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Nuance (“Sub I”), Speakeasy Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Nuance (“Sub II”), SNAPin Software, Inc., a Delaware corporation, U.S. Bank National Association, as escrow agent, and Thomas Huseby, serving as the representative of SNAPin’s stockholders, for total consideration of $162.4 million, consisting of: approximately 9.5 million shares of Nuance common stock valued at $15.81 per share, the issuance of the Company’s stock options and restricted stock that replaced all of SNAPin’s vested outstanding employee stock options and restricted stock, which have a fair value of approximately $8.0 million and transaction costs of $3.8 million. The merger agreement also required 1.1 million shares of Nuance’s common stock to be placed in escrow for 12 months to satisfy any claims Nuance may have. Nuance cannot make a determination, beyond a reasonable doubt, that the escrow will become payable to the former shareholders of SNAPin, and accordingly has not included the escrow as a component of the purchase price. Upon satisfaction of the contingency, the escrowed amount will be recorded as additional purchase price and allocated to goodwill. Nuance filed a registration statement on October 8, 2008 with the Securities and Exchange Commission to register the shares of the common stock that were issued to the SNAPin stockholders. Shares of Nuance common stock issued in the acquisition have been valued in accordance with EITF 99-12, “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.” The merger agreement includes a contingent earnout payment of up to an additional $45.0 million, in cash, to be paid, if at all, based on the business achieving certain performance targets that are measurable from the acquisition date to December 31, 2009. Additionally, Nuance would also be required to issue earnout consideration to SNAPin optionholders, as defined. This option earnout consideration, if earned, would be payable at Nuance’s sole discretion, in cash, stock or additional options to purchase common stock, to the former optionholders of SNAPin. The total value of this earnout contingent consideration to SNAPin optionholders may aggregate up to $2.5 million. These earnout payments, if any, would be payable upon the final measurement of the performance targets.
     On September 26, 2008, Nuance acquired Philips Speech Recognition Systems GMBH (“PSRS”), pursuant to a Share Purchase Agreement for total consideration of $102.5 million, consisting of: cash consideration of €66.0 million, which equates to $96.6 million based on the exchange rate as of the acquisition date, and transaction costs of $5.9 million. At acquisition date, $31.6 million was paid and the remaining deferred acquisition payment of €44.3 million ($65.0 million based on the exchange rate as of the acquisition date) is due on September 21, 2009. The deferred acquisition payment is payable in cash and is subject to acceleration under certain conditions including change in control of Nuance (as defined), or the acceleration of Nuance’s payment obligations under its March 2006 credit agreement, as amended. Nuance has also agreed to reserve approximately 4.5 million shares of its common stock as security against the deferred acquisition payment. The purchase price is subject to adjustment (increase or decrease), based on the working capital provision as defined in the share purchase agreement, the measurement of which is expected to be completed in the first quarter of fiscal 2009. As part of the purchase price allocation, $2.6 million of the amount paid by Nuance has been assigned to in-process research and development, and is included in Nuance’s historical statement of operations in fiscal 2008.
     On May 20, 2008, Nuance Communications, Inc. Nuance acquired eScription, Inc. (“eScription”), pursuant to an Agreement and Plan of Merger dated as of April 7, 2008 by and among Nuance, Easton Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Nuance (“Sub”), eScription, Inc., a Delaware corporation, U.S. Bank National Association, as escrow agent, and Paul Egerman, serving as the representative of eScription’s stockholders, for initial estimate of total consideration of $381.2 million, consisting of: $335.2 million in cash and 0.2 million shares of Nuance common stock valued at $17.98 per share, the issuance of the Company’s stock options and restricted stock that replaced all of eScription’s vested outstanding employee stock options and restricted stock, which have an initial estimated fair value of approximately $33.0 million and transaction costs of $10.0 million. Nuance may elect to treat this acquisition as a taxable merger under provisions contained in the internal revenue service regulations; should such an election be made in the future, Nuance would be required to increase the purchase price and any additional consideration paid would be treated as additional purchase price and recorded into goodwill. The merger agreement also required 1.1 million shares of Nuance’s common stock to be placed in escrow for 12 months to satisfy any claims Nuance may have. The escrow has not been included in the preliminary purchase price allocation. The cash paid in the merger may increase by up to $5.0 million based on the volume weighted average price of Nuance common stock on the effective date of the registration statement of the shares issued in the transaction, or the date the shares are released from escrow, as applicable. Shares of Nuance common stock issued in the acquisition have been valued in accordance with EITF 99-12.
     On May 20, 2008, Nuance sold 5,760,369 shares of Nuance common stock for a purchase price of $100.0 million, and warrants to purchase 3,700,000 shares of Nuance common stock for a purchase price of $0.5 million, to Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated entities (collectively “Warburg Pincus”) pursuant to the terms of a purchase agreement dated April 7, 2008 by and among Nuance and Warburg Pincus. The warrants have an exercise price of $20.00 per share and a term of four years. Warburg Pincus also has agreed not to sell any shares of Nuance common stock for a period of six months from the closing of the transactions contemplated by the purchase agreement. The proceeds from this offering were used to fund a portion of the acquisition of eScription.

     On November 26, 2007, Nuance acquired Viecore, Inc. (“Viecore”) pursuant to an Agreement and Plan of Merger dated as of October 21, 2007, by and among Nuance, Vanhalen Acquisition Corporation, Vanhalen Acquisition LLC, Viecore, Inc., U.S. Bank National Association, as escrow agent and Thoma Cressey Bravo, Inc., serving as the representative of Viecore’s stockholders for total consideration of approximately $109.2 million including estimated transaction costs of $6.8 million, $8.9 million in cash, $0.4 million in assumed debt, and 4.4 million shares of Nuance common stock valued at $21.01 per share. In connection with Nuance’s acquisition of Viecore, the merger agreement also required 0.6 million shares of Nuance’s common stock to be placed into escrow for 15 months from the date of acquisition, in connection with certain standard representations and warranties. The escrow has not been included in the preliminary purchase price allocation. The cash paid in the merger may increase up to $1.8 million if the market value of Nuance’s common stock is less than $20.43 per share at the time of the release of the escrow payment. Shares of Nuance common stock issued in the acquisition have been valued in accordance with EITF 99-12.
     The following tables show summary unaudited pro forma combined financial information as if Nuance, Viecore, eScription, PSRS and SNAPin had been combined as of October 1, 2007 for statement of operations purposes and as if Nuance and SNAPin had been combined for balance sheet purposes as of September 30, 2008. Viecore, eScription and PSRS are included in Nuance’s consolidated balance sheet as of September 30, 2008, which was included in Nuance’s financial statements, incorporated by reference herein. Additionally, for statement of operations purposes, it is assumed that the May 2008 equity offering had been closed on October 1, 2007.
     The unaudited pro forma combined financial information of Nuance, Viecore, eScription, PSRS and SNAPin is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from these recently completed acquisitions are derived from the preliminary purchase consideration and purchase price allocations and do not necessarily represent the final purchase price allocations. The preliminary purchase consideration and purchase price allocations are not materially different from the purchase price allocations that are reflected in Nuance’s filings on Form 10K or Form 10Q.
     The historical financial information of SNAPin for the year ended September 30, 2008 has been derived from the unaudited financial information for that period. The historical financial information of PSRS has been derived from the unaudited financial information from July 1, 2007 to June 30, 2008. The historical financial information of eScription for the period from October 1, 2007 to May 20, 2008 (date of acquisition) has been derived from the unaudited financial information for that period. The historical financial information of Viecore for the period from October 1, 2007 to November 26, 2007 (date of acquisition) has been derived from the unaudited financial information for that period.
     The pro forma combined financial statements do not include the historical or pro forma financial information for Vocada, Inc. or Multi-Vision Communications Inc. which were acquired by Nuance during fiscal 2008. The financial statements for these acquired companies and pro forma financial information for the transactions are not included herein as the transactions were determined not to be “significant” in accordance with the calculations required by Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended.
     The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2007 for statement of operations purposes, or September 30, 2008 for balance sheet purposes, nor are the data necessarily indicative of future operating results or financial position.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2008

	Historical	Historical
	Nuance at	SNAPin at
	September 30,	September 30,	Pro Forma			Pro Forma
	2008(A)	2008(B)	Adjustments			Combined
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$261,540	$5,597	$(3,750)	(1A	)	$263,387
Marketable securities	56	—	—			56
Accounts receivable, net	203,542	455	—			203,997
Acquired unbilled accounts receivable	14,457	—	—			14,457
Inventories, net	7,152	—	—			7,152
Prepaid expenses and other current assets	26,833	4,200	(4,064)	(1F	)	26,969
Deferred tax assets	1,703	—	—			1,703

Total current assets	515,283	10,252	(7,814)			517,721
Land, building and equipment, net	46,485	2,444	—			48,929
Goodwill	1,655,773	—	134,752	(1D	)	1,790,525
Intangible assets, net	585,023	—	35,700	(1C	)	620,723
Other assets	43,635	309	(130)	(1C	)	43,814

Total assets	$2,846,199	$13,005	$162,508			$3,021,712

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and obligations under capital leases	$7,006	$—	$—			$7,006
Contingent and deferred acquisition payments	113,074	—	—			113,074
Accounts payable	31,517	1,157	—			32,674
Accrued expenses and other current liabilities	102,099	617	—			102,716
Current portion of accrued business combination costs	9,166	—	—			9,166
Deferred maintenance revenue	80,521	—	—			80,521
Unearned revenue and customer deposits	38,381	7,453	7,547	(1E	)	53,381

Total current liabilities	381,764	9,227	7,547			398,538
Long-term debt and obligations under capital leases, net of current portion	894,184	—	—			894,184
Accrued business combination costs, net of current portion	32,012	—	—			32,012
Deferred revenue, net of current portion	18,134	2,567	(2,567)	(1E	)	18,134
Deferred tax liability	46,745	—	—			46,745
Other liabilities	48,452	101	—			48,553

Total liabilities	1,421,291	11,895	4,980			1,438,166

Stockholders’ equity:
Preferred stock	4,631	36,156	(36,156)	(1B	)	4,631
Common stock	232	3	7	(1B	)	242
Additional paid-in capital	1,658,512	668	157,960	(1B	)	1,817,140
Treasury stock, at cost	(16,070)	—	—			(16,070)
Accumulated other comprehensive income	12,739	—	—			12,739
Accumulated deficit	(235,136)	(35,717)	35,717	(1B	)	(235,136)

Total stockholders’ equity	1,424,908	1,110	157,528			1,583,546

Total liabilities and stockholders’ equity	$2,846,199	$13,005	$162,508			$3,021,712

(A)	As reported in Nuance’s Form 10-K as of September 30, 2008, filed with the SEC.

(B)	As derived from SNAPin’s unaudited financial information as of September 30, 2008.
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2008

	Historical	Historical
	Nuance for the	Viecore for the					Historical
	Twelve Months	period from					eScription for the
	Ended	October 1, 2007 to					period from
	September 30,	November 26,	Pro Forma		Equity		October 1, 2007 to	Pro Forma		Pro Forma
	2008(A)	2007(B)	Adjustments		Offering		May 20, 2008(C)	Adjustments		Combined
	(In thousands, except per share amounts)
Product and licensing	$414,360	$—	$—		$—		$591	$—		$414,951
Professional services, subscription and hosting	305,540	13,880	(309)	(12)	—		31,246	—		350,357
Maintenance and support	148,562	—	—		—		76	—		148,638

Total revenue	868,462	13,880	(309)		—		31,913	—		913,946

Costs and expenses:
Cost of product and licensing	45,746	—	—		—		150	—		45,896
Cost of professional services, subscription and hosting	214,031	7,905	(25)	(12)	—		7,674	—		229,585
Cost of maintenance and support	31,477	—	—		—		—	—		31,477
Cost of revenue from amortization of intangible assets	24,389	—	—		—		—	3,118	(7)	27,507

Total cost of revenue	315,643	7,905	(25)		—		7,824	3,118		334,465

Gross Margin	552,819	5,975	(284)		—		24,089	(3,118)		579,481

Operating expenses:
Research and development	114,986	—	—		—		3,951	—		118,937
Sales and marketing	231,244	1,371	—		—		4,538	—		237,153
General and administrative	105,910	7,308	—		—		7,545	—		120,763
Amortization of other intangible assets	58,245	—	1,136	(11)	—		—	9,948	(7)	69,329
In-process research and development	2,601	—	—		—		—	—		2,601
Restructuring and other charges, net	7,219	—	—		—		—	—		7,219

Total operating expenses	520,205	8,679	1,136		—		16,034	9,948		556,002

Income (loss) from operations	32,614	(2,704)	(1,420)		—		8,055	(13,066)		23,479
Interest and other income (expense), net	(48,128)	67	(124)	(13)	—		308	(3,184)	(9)	(51,061)

Income (loss) before income taxes	(15,514)	(2,637)	(1,544)		—		8,363	(16,250)		(27,582)
Provision for income taxes	14,554	320	—		—		274	—		15,148

Net income (loss)	$(30,068)	$(2,957)	$(1,544)		$—		$8,089	$(16,250)		$(42,730)

Basic and diluted earnings per share
Net loss per share	$(0.14)									$(0.20)

Weighted average common shares outstanding:
Basic and diluted	209,801		690	(14)	3,683	(10)		62	(8)	214,236

(A)	As reported in Nuance’s Form 10-K for the twelve months ended September 30, 2008 as filed with the SEC.

(B)	As derived from Viecore’s unaudited financial information for the period from October 1, 2007 to November 26, 2007.

(C)	As derived from eScription’s unaudited financial information for the period from October 1, 2007 to May 20, 2008.

(D)	As derived from PSRS’s unaudited financial information for the period from July 1, 2007 to June 30, 2008.

(E)	As derived from SNAPin’s unaudited financial information for the period from October 1, 2007 to September 30, 2008.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2008

	Historical				Historical SNAPin
	PSRS for the period				for the period from
	from July 1, 2007 to	Pro Forma		Pro Forma	October 1, 2007 to	Pro Forma		Pro Forma
	June 30, 2008(D)	Adjustments		Combined	September 30, 2008(E)	Adjustments		Combined
	(In thousands, except per share amounts)
Product and licensing	$32,440	$(570)	(6)	$446,821	$—	$—		$446,821
Professional services, subscription and hosting	—	—		350,357	219	—		350,576
Maintenance and support	—	—		148,638	—	—		148,638

Total revenue	32,440	(570)		945,816	219	—		946,035

Costs and expenses:
Cost of product and licensing	2,862	(69)	(6)	48,689	—	—		48,689
Cost of professional services, subscription and hosting	—	—		229,585	—	—		229,585
Cost of maintenance and support	—	—		31,477	—	—		31,477
Cost of revenue from amortization of intangible assets	324	835	(4)	28,666	—	2,850	(2)	31,516

Total cost of revenue	3,186	766		338,417	—	2,850		341,267

Gross Margin	29,254	(1,336)		607,399	219	(2,850)		604,768

Operating expenses:
Research and development	11,625	—		130,562	7,313	—		137,875
Sales and marketing	10,891	—		248,044	5,296	—		253,340
General and administrative	3,976	—		124,739	5,208	—		129,947
Amortization of other intangible assets	571	5,878	(4)	75,778	—	50	(2)	75,828
In-process research and development	—	—		2,601	—	—		2,601
Restructuring and other charges, net	—	—		7,219	—	—		7,219

Total operating expenses	27,063	5,878		588,943	17,817	50		606,810

Income (loss) from operations	2,191	(7,214)		18,456	(17,598)	(2,900)		(2,042)
Interest and other income (expense), net	(430)	(2,533)	(5)	(54,024)	(15)	(94)	(3)	(54,133)

Income (loss) before income taxes	1,761	(9,747)		(35,568)	(17,613)	(2,994)		(56,175)
Provision for income taxes	496	—		15,644	—	—		15,644

Net income (loss)	$1,265	$(9,747)		$(51,212)	$(17,613)	$(2,994)		$(71,819)

Basic and diluted earnings per share Net loss per share				$(0.24)				$(0.32)

Weighted average common shares outstanding:
Basic and diluted				214,236		9,526	(1G )	223,762

(A)	As reported in Nuance’s Form 10-K for the twelve months ended September 30, 2008 as filed with the SEC.

(B)	As derived from Viecore’s unaudited financial information for the period from October 1, 2007 to November 26, 2007.

(C)	As derived from eScription’s unaudited financial information for the period from October 1, 2007 to May 20, 2008.

(D)	As derived from PSRS’s unaudited financial information for the period from July 1, 2007 to June 30, 2008.

(E)	As derived from SNAPin’s unaudited financial information for the period from October 1, 2007 to September 30, 2008

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Overview
     The pro forma data is presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2007 for the statements of operations or as of September 30, 2008 for the balance sheet. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the resolution of the contingency. For each acquisition, the preliminary purchase consideration and purchase price allocation has been presented and does not necessarily represent the final purchase price allocation. The preliminary purchase consideration and purchase price allocations are not materially different from the purchase price allocations that are reflected in Nuance’s filings on Form 10K or Form 10Q.
SNAPin
     The amounts preliminarily assigned to SNAPin’s identifiable intangible assets acquired are based on their respective estimated fair values determined as of the acquisition date. The excess of the purchase price over the tangible and identifiable intangible assets will be recorded as goodwill and amounts to approximately $134.8 million. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by SFAS 142.
     A summary of the preliminary purchase price allocation is as follows (in thousands):

Estimated Purchase Consideration:
Stock	$150,638
Stock options and restricted stock units assumed	8,000
Transaction costs	3,750

Total Estimated Purchase Consideration	$162,388

Preliminary Allocation of Purchase Consideration:
Current assets	$6,188
Property & equipment	2,444
Other assets	179
Identifiable intangible assets	35,700
Goodwill	134,752

Total assets acquired	179,263
Deferred and unearned revenue	(15,000)
Other liabilities	(1,875)

$162,388

     Current assets acquired from SNAPin primarily relate to cash and accounts receivable. Other liabilities primarily relate to accounts payable and accrued expenses. Nuance estimates the $35,700,000 of value ascribed to SNAPin’s identifiable intangible assets will be allocated to customer relationships, technology and non-competition agreements.
     No tax adjustment has been reflected in the unaudited pro forma combined statements of operations as the combined pro forma result was a loss for the respective periods.
     (1) Adjustments to record the fair value of the assets acquired and the liabilities assumed of SNAPin, subject to adjustment pending the completion of a post-closing review of the purchased assets. Adjustments assume the acquisition was consummated as of September 30, 2008 and include the following:
     (A) Adjustment to record $3,750,000 for transaction fees, which include investment banking fees, legal, accounting and tax due diligence fees. These transaction fees are included in the total estimated purchase consideration.
     (B) Adjustment to SNAPin’s historical data made to eliminate $1,110,000 of stockholders’ equity.

     Adjustment to record common stock of $10,000 and Additional Paid in Capital of $150,628,000 related to the estimated issuance of approximately 9.5 million shares of Nuance common stock at a value of $15.81. Shares of Nuance common stock issued in the acquisition were valued in accordance with EITF 99-12.
     Adjustment to record Additional Paid in Capital of $8,000,000 related to the assumption of all of SNAPin’s vested employee stock options and restricted stock. The options and restricted stock assumed in the acquisition were valued in accordance with the provisions of SFAS 123(R).
     (C) Adjustment to record the fair value of intangible assets acquired totaling $35,700,000, and the write-off of previously capitalized intangible assets of $130,000.
     (D) Adjustment to record goodwill of $134,752,000 as a result of the purchase consideration in excess of the fair value of assets acquired and liabilities assumed.
     (E) Net adjustment of $4,980,000 to unearned revenue in order to fair value the unearned revenue in accordance with the guidance provided in EITF 01-03. The unearned revenue represents the net adjustment necessary to present the aggregate fair value of SNAPin’s contractual obligations to its customers at the time of the acquisition.
     (F) Adjustment of $4,064,000 to deferred costs in order to record at their fair value under the provisions of SFAS 141.
     (G) Adjustment to record the weighted impact of 9,526,000 shares of Nuance common stock issued in connection with the SNAPin acquisition for the period from October 1, 2007 to September 30, 2008.
     (2) Adjustment to record amortization expense for the identifiable intangible assets of $2,850,000 in cost of revenue and $50,000 in operating expense for the twelve months ended September 30, 2008, as if the acquisition had occurred on October 1, 2007. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenue and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 7.7 years. Acquired technology will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams. Non-compete agreements will be amortized to operating expense using the straight line method.
     An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the SNAPin acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately $81,000 for the twelve months ended September 30, 2008. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately $333,000 for the twelve months ended September 30, 2008. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately $432,000 for the twelve months ended September 30, 2008.
     (3) Adjustment to reduce interest income by $94,000 for the twelve months ended September 30, 2008, which represents the interest earned on the cash used for the transaction costs of the purchase of SNAPin. A 2.5% interest rate has been assumed, which approximates the interest rate that Nuance earned at the time of acquisition. A change of 1.0% in the interest rate would result in an annualized change of $38,000 in interest income.
     PSRS
     The amounts preliminarily assigned to PSRS’s identifiable intangible assets acquire are based on their respective estimated fair values determined as of the acquisition date. The excess of the purchase price over the tangible and identifiable intangible assets have been recorded as goodwill and amount to approximately $56.4 million. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by SFAS 142.
     A summary of the preliminary purchase price allocation is as follows (in thousands):

Total purchase consideration:
Cash	$96,606
Transaction costs	5,850

Total purchase consideration	$102,456

Allocation of the purchase consideration:
Accounts receivable	$8,273
Other assets	3,571
Identifiable intangible assets	54,098
In-process research and development	2,601
Goodwill	56,362

Total assets acquired	124,905

Accounts payable and accrued expenses	(6,052)
Other liabilities	(16,397)

$102,456

     Other assets include refundable research and development credits, refundable value added tax payments, prepaid expenses and inventory. Other liabilities assumed primarily relate to deferred tax liabilities, statutory benefits due to PSRS employees and deferred revenue.
     (4) Adjustment to record amortization expense for the identifiable intangible assets of $835,000 in cost of revenue and $5,878,000 in operating expense for the period from October 1, 2007 to September 26, 2008, as if the acquisition had occurred on October 1, 2007. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenue and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 8.7 years. Acquired technology will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams. Tradename will be amortized to operating expense using the straight line method.

     An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the PSRS acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately $135,000 for the twelve months ended September 30, 2008. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately $744,000 for the twelve months ended September 30, 2008. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately $938,000 for the twelve months ended September 30, 2008.
     (5) Adjustment to reduce interest income by $2,533,000 for the twelve-month pro forma period, such reduction representing the pro forma interest earned on the cash paid to acquire PSRS. A 2.5% interest rate has been assumed, which approximates the interest rate that Nuance earned at the time of acquisition. A change of 1.0% in the interest rate would result in an annualized change of $1,025,000 in interest income.
     (6) Adjustment to eliminate revenue and cost of goods sold in connection with intercompany transactions between Nuance and PSRS of $570,000 and $69,000, respectively, for the twelve-month pro forma period.
eScription
     (7) Adjustment to record amortization expense for the identifiable intangible assets of $3,118,000 in cost of revenue and $9,948,000 in operating expense for the period from October 1, 2007 to May 20, 2008, as if the acquisition had occurred on October 1, 2007. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenue and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 8.3 years. Acquired technology will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams. Tradenames and non-compete agreements will be amortized to operating expense using the straight line method.
     (8) Adjustment to record the weighted impact of 62,000 shares of Nuance common stock issued in connection with the eScription acquisition for the period from October 1, 2007 to May 20, 2008.
     (9) Adjustment to reduce interest income by $3,184,000 for the period from October 1, 2007 to May 20, 2008, such reduction representing the pro forma interest earned on the cash paid to acquire eScription, net of the proceeds of $100.2 million from the May 2008 Warburg Offering (discussed in note (10) below), and $130.3 million in net proceeds from the December 2007 equity offering of 7,823,000 shares of common stock. A 2.5% interest rate has been assumed, which approximates the interest rate that Nuance earned at the time of acquisition. A change of 1.0% in the interest rate would result in an annualized change of $1,148,000 in interest income.
Equity Offering
     (10) The adjustment to the weighted average common shares of 3,683,000 represents the weighted impact of the 5,760,369 shares issued in the May 2008 offering. The proceeds from this offering were used to fund a portion of the acquisition of eScription.
Viecore
     (11) Adjustment to record amortization expense of $1,136,000 for the identifiable intangible assets for the period from October 1, 2007 to November 26, 2007, as if the acquisition had occurred on October 1, 2007. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenue and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets is approximately 5.6 years. Trademarks will be amortized to operating expenses using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.
     (12) Adjustment to eliminate revenue and cost of goods sold in connection with intercompany transactions between Nuance and Viecore of $309,000 and $25,000, respectively, for the period from October 1, 2007 to November 26, 2007.

     (13) Adjustment to reduce interest income by $124,000 for the period from October 1, 2007 to November 26, 2007, which represents cash paid to acquire Viecore, assuming an interest rate of 5%. The interest rate approximates the interest rate that Nuance earned at the time of the acquisition. A change of 1.0% in the interest rate would result in an annualized change of $145,000 in interest income.
     (14) Adjustment to record the weighted impact of 690,000 shares of Nuance common stock issued in connection with the Viecore acquisition for the period from October 1, 2007 to November 26, 2007.